GRAPHICS OMITTED

                                  NEWS RELEASE



                                                          FOR IMMEDIATE RELEASE


CONTACT:
Elizabeth Goode, Director Marketing
(661) 295-5600, ext. 2632
goodee@3dsystems.com

Trudy Self, Investor Relations
Self & Associates
(909) 336-5685
tmself@aol.com


              3D SYSTEMS ANNOUNCES Q2 AND FIRST HALF 2003 RESULTS

     VALENCIA, Calif. - August 12, 2003. 3D Systems Corp. (NASDAQ: TDSC). 3D Systems Corp. announced today revenues for the quarter ended June 27, 2003 were $26.9 million compared with revenues of $28.5 in the second quarter a year ago a decrease of 5.9%. Net loss available to common shareholders for Q2 2003 was $3.8 million or $.30 per fully diluted share compared with a net loss available to common shareholders of $5.6 million or $.44 per fully diluted share in the prior year period.

     Gross profit margins rose to 40% in Q2 2003 compared with gross margins of 38% for the same period a year ago, reflecting improved materials margins resulting from the shift from distribution of Vantico materials to the production and distribution of the Company's Accura(R) materials. Total operating expenses decreased 36% to $12.5 million in Q2 2003 from $19.3 million in the second quarter 2002, reflecting a concerted effort to reduce costs and expenses which began in the third quarter of 2002.

     During the quarter we had one time unusual expenses of approximately $1.4 million related to the now completed investigation of the Audit Committee of the Board of Directors into revenue recognition issues, increased professional fees associated with the investigation, the write-off of deferred financing costs associated with the repayment of the term loan and other one time costs relating to severance.

                                    - more -

3D SYSTEMS ANNOUNCES Q2 AND FIRST HALF 2003 RESULTS
2-2-2

     Revenues for the first six months of 2003 were $49.9 million compared with revenues of $56.1 million in the first half of 2002. Net loss available to common shareholders for the first six months was $10.6 million or $.84 per fully diluted share compared with net income available to common shareholders of $3.1 million or $.21 per fully diluted share in the first six months a year ago. Results for the first half 2002 include an $18.5 million pretax benefit associated with the Vantico arbitration settlement and also include approximately $2.8 million in costs associated with the investigation of the Audit Committee, increased professional fees associated with the investigation, the write-off of deferred financing costs associated with the repayment of the term loan, and other one time costs relating to severance.

     On May 5, 2003, the Company completed a private placement resulting in net proceeds to the Company of $15.2 million. Of these proceeds, $9.6 million was used to pay down bank debt incurred in conjunction with the acquisition of DTM Corp. in 2001. At June 27, 2003, the Company had cash balances of $9 million.

     "The past six months have been a very difficult period for our Company," said G. Walter Loewenbaum II, chairman of the Board of Directors. "A decrease in revenues principally resulting from the continuing downturn in capital expense purchasing, combined with the time, attention and costs required by the Audit Committee's investigation and the need to obtain additional finances severely strained our resources. I am pleased to report that by the end of the second quarter, the Audit Committee had completed its investigation, we paid down bank debt, reduced costs, developed and begun implementing new systems of internal controls and we are fully compliant with SEC and Nasdaq regulations relating to the timely filing of our reports.

     There is sustained interest in our ADM applications. In the second quarter 2003, ADM revenues were $9.1 million," Mr. Loewenbaum continued. "We begin the second half of the year with the decks cleared, ready to move forward throughout the remainder of 2003 and into 2004."


                                    - more -

3D SYSTEMS ANNOUNCES Q2 AND FIRST HALF 2003 RESULTS
3-3-3

     3D Systems will hold a conference call to discuss Q2 2003 results on August 12, 2003 at 9:30 a.m. Eastern Daylight Time (6:30 a.m. Pacific Daylight Time). To access the call, dial 877/613-8341 or 706/679-7620 internationally. A recording of the call will be available two hours after the completion of the call for 7 days. To access the recording, dial 800/642-1687 or 706/645-9291 internationally and enter 2121776, the conference call ID number.

ABOUT 3D SYSTEMS

     Founded in 1986, 3D Systems(R), the solid imaging company(SM), provides solid imaging products and solutions that reduce the time and cost of designing products and facilitate direct and indirect manufacturing. Its systems utilize patented technologies to create physical objects from digital input that can be used in design communication, prototyping, and as functional end-use parts.

     3D Systems currently offers the ThermoJet(R) solid object printer, SLA(R) (stereolithography) systems, SLS(R) (selective laser sintering) systems, and Accura(R) materials (including photopolymers, metals, nylons, engineering plastics, and thermoplastics).

     3D Systems is the originator of the advanced digital manufacturing (ADM(SM)) solution for manufacturing applications. ADM is the utilization of 3D Systems solid imaging technologies to accelerate production of smaller volumes of customized/ specialized parts. A typical ADM center is expected to contain multiple 3D Systems' SLA, MJM and/or SLS systems dedicated to full-time manufacturing applications.

     Product pricing in the U.S. ranges from $49,995, for the ThermoJet printer, to $799,000 for the high-end SLA 7000 system. 3D Systems' multiple platform product line enables companies to choose the most appropriate systems for applications ranging from the creation of design communication models to prototypes to production parts.

     More information on the company is available at www.3dsystems.com, or by email at moreinfo@3dsystems.com, or by phoning 888/337-9786, or 661/295-5600 ext. 2882 internationally. An investor packet can be obtained by calling 800/757-1799.

Note to editors: ADM and the solid imaging company are service marks; and si2 is a trademark; and ThermoJet, SLA, SLS, Accura, 3D Systems and the 3D logo are registered trademarks of 3D Systems Inc.

Certain statements in this news release may include forward-looking statements that express the expectation, prediction, belief or projection of 3D Systems. These statements involve known and unknown risks, uncertainties and other factors that may


                                    - more -

3D SYSTEMS ANNOUNCES Q2 AND FIRST HALF 2003 RESULTS
4-4-4

cause the actual results, performance and achievement of 3D Systems to be materially and adversely different from any future results, performance or achievement expressed or implied by these forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company's prospects in general include, but are not limited to; disruption caused by the reconfiguration of the management team, the receipt of a commitment letter by September 30, 2003 to refinance the outstanding obligations with US Bank; the funding of amounts of capital adequate to provide for the working capital needs of the Company; actions of competitors and customers; the Company's ability to successfully design and produce new products; customer acceptance of new products; the Company's ability to enter into successful relationships with new customers to fully exploit its products; the Company's ability to successfully implement all elements of its restructuring and cost savings program, and such other factors as are described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to update any forward-looking statements.

                                 Table follows:



                                       ###

                             3D SYSTEMS CORPORATION
                 Condensed Consolidated Statements of Operations
       For the Three and Six Months Ended June 27, 2003 and June 28, 2002
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                               Three Months Ended             Six Months Ended
                                                         -------------   -------------  -------------  -------------
                                                                         June 28, 2002                 June 28, 2002
                                                         June 27, 2003    As Restated   June 27, 2003   As Restated
                                                         -------------   -------------  -------------  -------------
Sales:
   Products                                                $  18,010       $  19,110      $  32,746     $  38,371
   Services                                                    8,861           9,433         17,141        17,686
                                                         -------------   -------------  -------------  -------------
     Total sales                                              26,871          28,543         49,887        56,057
                                                         -------------   -------------  -------------  -------------
Cost of sales:
   Products                                                    9,543          10,861         18,044        21,741
   Services                                                    6,547           6,883         13,569        13,197
                                                         -------------   -------------  -------------  -------------
     Total cost of sales                                      16,090          17,744         31,613        34,938
                                                         -------------   -------------  -------------  -------------
Gross profit                                                  10,781          10,799         18,274        21,119
                                                         -------------   -------------  -------------  -------------
Operating expenses:
   Selling, general and administrative                         9,719          12,974         20,375        23,944
   Research and development                                    2,564           4,707          5,163         8,635
   Severance and other restructuring costs                       251           1,617            251         1,617
                                                         -------------   -------------  -------------  -------------
     Total operating expenses                                 12,534          19,298         25,789        34,196
                                                         -------------   -------------  -------------  -------------
Loss from operations                                          (1,753)         (8,499)        (7,515)      (13,077)
Interest and other expense, net                                  993             668          1,887         1,368
Gain on arbitration settlement                                     -               -              -        18,464
                                                         -------------   -------------  -------------  -------------

(Loss) income before provision for income taxes               (2,746)         (9,167)        (9,402)        4,019
Provision for (benefit from) income taxes                        815          (3,539)         1,031           953
                                                         -------------   -------------  -------------  -------------
Net (loss) income                                             (3,561)         (5,628)       (10,433)        3,066

Preferred stock dividend                                         198               -            198             -

Net (loss) income available to common shareholders         $  (3,759)      $  (5,628)     $ (10,631)      $ 3,066
                                                         =============   =============  =============  =============
Shares used to calculate basic net (loss) income
   available to common shareholders per share                 12,734          12,845         12,730        12,986
                                                         =============   =============  =============  =============
Basic net (loss) income available to
   common shareholders per share                           $   (0.30)      $   (0.44)     $   (0.84)      $  0.24
                                                         =============   =============  =============  =============
Shares used to calculate diluted net (loss) income
   available to common shareholders per share                 12,734          12,845         12,730        14,445
                                                         =============   =============  =============  =============
Diluted net (loss) income available to
   common shareholders per share                           $   (0.30)      $   (0.44)     $   (0.84)      $  0.21
                                                         =============   =============  =============  =============

                             3D SYSTEMS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    AS OF JUNE 27, 2003 AND DECEMBER 31, 2002
                                 (IN THOUSANDS)
                                   (UNAUDITED)




                                    ASSETS                                      June 27, 2003           December 31, 2002
                                                                               ---------------          -----------------

Current Assets:
   Cash and cash equivalents, including restricted cash of $1,269 in 2003            $  8,985                 $  2,279
   Accounts receiveable, less allowances for
     doubtful accounts of $2,660 and $3,068                                            18,054                   27,420
   Current portion of lease receivables                                                   322                      322
   Inventories, net of reserves of $2,318 and $1,876                                   12,897                   12,564
   Prepaid expenses and other current assets                                            2,222                    3,687
                                                                               ---------------          -----------------
     Total current assets                                                              42,480                   46,272

   Property and equipment, net                                                         13,493                   15,339
   Licenses and patent costs, net                                                      16,979                   14,960
   Lease receivables, less current portion,
     net of allowance of $510 and $414                                                    363                      553
   Acquired technology, net                                                             6,860                    7,647
   Goodwill                                                                            44,650                   44,456
   Other assets, net                                                                    2,420                    3,006
                                                                               ---------------          -----------------
                                                                                    $ 127,245                $ 132,233
                                                                               ===============          =================

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Line of credit                                                                   $   8,550                $   2,450
   Accounts payable                                                                     6,454                   10,830
   Accrued liabilities                                                                 14,577                   15,529
   Current portion of long-term debt                                                      155                   10,500
   Customer deposits                                                                      648                      801
   Deferred revenues                                                                   13,430                   14,770
                                                                               ---------------          -----------------
     Total current liabilities                                                         43,814                   54,880

   Other liabilities                                                                    3,373                    3,397
   Long-term debt, less current portion                                                 4,010                    4,090
   Subordinated debt                                                                   10,000                   10,000
                                                                               ---------------          -----------------
     Total liabilities                                                                 61,197                   72,367
                                                                               ---------------          -----------------

Redeemable preferred stock, 8% convertible, authorized 5,000
   shares, issued and outstanding 2,634                                                15,158                      ---

Stockholders' equity:
   Common stock, authorized 25,000 shares, issued and
     outstanding 12,734 and issued and outstanding 12,725                                  13                       13
   Capital in excess of par value                                                      85,100                   84,931
   Notes receivable from officers for purchases of stock                                  (59)                     (59)
   Preferred stock dividend                                                              (198)                     ---
   Accumulated deficit                                                                (31,852)                 (21,419)
   Accumulated other comprehensive loss                                                (2,114)                  (3,600)
                                                                               ---------------          -----------------
     Total stockholders' equity                                                        50,890                   59,866
                                                                               ---------------          -----------------
                                                                                    $ 127,245                $ 132,233
                                                                               ===============          =================
